United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2008

Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 26, 2008, Indiana Community Bancorp (the “Registrant”) issued a press release reporting a decrease to its third quarter dividend to $0.12 per share and the appointment of Registrar and Transfer Company as its new transfer agent. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statement

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Registrant’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Registrant’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 26, 2008	INDIANA COMMUNITY BANCORP

	By:	/s/Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description	Location
99.1	Press Release dated August 26, 2008.	Attached